================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Credence Systems Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                     [LOGO OF CREDENCE SYSTEMS CORPORATION]

                          CREDENCE SYSTEMS CORPORATION

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 21, 2001

TO OUR STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Credence Systems Corporation (the "Company"), a Delaware corporation, will be held on Wednesday, March 21, 2001, at 10:00 a.m. local time, at the Company's headquarters at 215 Fourier Avenue, Fremont, California 94539, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect two directors to serve for three-year terms ending in 2004 or until their respective successors are elected and qualified;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 31, 2001; and

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Only stockholders of record at the close of business on February 2, 2001 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please submit your proxy over the Internet, by telephone, or sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be submitted over the Internet, by telephone or signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ DR. GRAHAM J. SIDDALL
                                          Dr. Graham J. Siddall
                                          President and CEO

February 23, 2001
Fremont, California


    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROXY STATEMENT...........................................................   1

MATTERS TO BE CONSIDERED AT ANNUAL MEETING................................   3

  PROPOSAL ONE--ELECTION OF DIRECTORS.....................................   3

  PROPOSAL TWO--RATIFICATION OF INDEPENDENT AUDITORS......................   6

  OTHER MATTERS...........................................................   6

OWNERSHIP OF SECURITIES...................................................   7

EXECUTIVE COMPENSATION AND RELATED INFORMATION............................   9

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  13

AUDIT COMMITTEE REPORT....................................................  14

COMPENSATION COMMITTEE REPORT.............................................  15

COMPARISON OF STOCKHOLDER RETURN..........................................  18

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934......  19

ANNUAL REPORT.............................................................  19

FORM 10-K.................................................................  19

APPENDIX A: AUDIT COMMITTEE CHARTER....................................... A-1

                     [LOGO OF CREDENCE SYSTEMS CORPORATION]

                          CREDENCE SYSTEMS CORPORATION
                               215 Fourier Avenue
                           Fremont, California 94539

                               ----------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 21, 2001

General

   The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Credence Systems Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on March 21, 2001 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Company's headquarters at 215 Fourier Avenue, Fremont, California 94539. These proxy solicitation materials were mailed on or about February 23, 2001 to all stockholders entitled to vote at the Annual Meeting.

Credence Two-for-One Stock Split

   Unless expressly indicated to the contrary, all references to a specific number of shares or options to purchase a specific number of shares of the Company's common stock, or ratios involving either a number of shares or a price per share of the Company's common stock give effect to the two-for-one split of the common stock which the Company effected on May 17, 2000 by means of a stock dividend of one share of the Company's common stock per share of the Company's common stock then outstanding.

Voting

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On February 2, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, approximately 52,355,394 shares of the Company's common stock, $0.001 par value ("Common Stock"), were outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on February 2, 2001. The election of directors is by plurality vote, and the two candidates receiving the highest number of affirmative votes will be elected. Each of the other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but are counted for quorum purposes.

Proxies

   If the enclosed form of proxy is properly signed and returned or if you submit your proxy and voting instructions over the Internet or by telephone, the shares represented thereby will be voted at the Annual

Meeting in accordance with your instructions. Shareholders submitting proxies over the Internet or by telephone should not mail the proxy voting instruction form. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the approval of Proposals 1 and 2 described in the accompanying Notice and this Proxy Statement. If you vote your proxy by mail, you may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. If you chose to vote your proxy over the Internet or by telephone, you can change your vote by voting again using the same method used for the original vote (i.e., the Internet or telephone) so long as you retain the proxy card referencing your voter control number. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received no later than October 25, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board for the 2002 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than January 9, 2002.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

General

   The Company's Certificate of Incorporation provides for a classified Board of Directors (the "Board") consisting of three classes of directors having staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of six persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2004 annual meeting of stockholders or until their respective successors have been elected and qualified. All nominees are currently directors of the Company with terms expiring at the Annual Meeting.

   Both nominees for election have agreed to serve if elected, and management has no reason to believe that either nominee will be unavailable to serve. In the event either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their respective successors have been elected and qualified.

Nominees for Term Ending Upon the 2004 Annual Stockholders' Meeting

   Jos C. Henkens, 48, has served as a Director of the Company since February 1985. Mr. Henkens has been a general partner of Advanced Technology Ventures, a venture capital firm, since January 1983. Mr. Henkens also serves on the boards of directors of Actel Corporation, Accord Networks Ltd. and Docent, Inc. as well as several private companies.

   William G. Howard, Jr., 59, has served as a Director of the Company since February 1995, as Chairman of the Board since December 1998 and as interim Chief Executive Officer from December 1998 to July 1999. Dr. Howard has been a self-employed consultant for various semiconductor and microelectronics companies since December 1990. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc. between 1969 to 1987, most recently as Senior Vice President and Director of Research and Development. Dr. Howard serves on the boards of directors of BEI Electronics, Inc., Ramtron International, Inc. and Xilinx as well as several private companies.

Continuing Directors for Term Ending Upon the 2002 Annual Stockholders' Meeting

   Graham J. Siddall, 54, has served as a Director, President and Chief Executive Officer of the Company since July 1999. Dr. Siddall was the Executive Vice President of the Wafer Inspection Group at KLA-Tencor Corporation ("KLA-Tencor") from May 1997 until May 1999. From December 1995 until May 1997, he was the Chief Operating Officer of Tencor Instruments, Inc. ("Tencor Instruments") prior to its merger with KLA Instruments. From November 1994 to December 1995, Dr. Siddall was the Senior Vice President for the Wafer Inspection Division at Tencor Instruments. Dr. Siddall joined Tencor Instruments as a vice president in 1988. Prior to joining Tencor Instruments, Dr. Siddall served in a number of key roles at GCA Corporation, Hewlett-Packard Laboratories and Rank Taylor Hubson.

   Jon D. Tompkins, 60, has served as a Director of the Company since September 1999. Mr. Tompkins was Chairman of the Board of Directors for KLA-Tencor from July 1998 to June 1999. From April 1997 until July 1998, he was Chief Executive Officer of KLA-Tencor. From April 1991 to April 1997, he was President and Chief Executive Officer of Tencor Instruments prior to its merger with KLA Instruments. He was a Director of Tencor Instruments from 1991 until April 1997 and was appointed Chairman of the Board of Directors of Tencor Instruments in November 1993. He currently serves on the Boards of Directors of KLA-Tencor, Cymer and Electro Scientific Industries, as well as several private companies.

Continuing Directors for Term Ending Upon the 2003 Annual Stockholders' Meeting

   Henk J. Evenhuis, 57, has served as a Director of the Company since September 1993. Mr. Evenhuis is currently serving as Executive Vice President and CFO of Fair, Issac and Company, Inc., a decision analytic software company, where he has been employed since October 1999. From June 1997 to October 1999, he was a consultant to the semiconductor industry. Prior to that, he served as Executive Vice President and CFO of Lam Research Corporation ("Lam"), a semiconductor capital equipment manufacturer from April 1987 to June 1997. From 1983 to 1987, Mr. Evenhuis served as Chief Financial Officer of Ferix Corporation, Trimedia Corporation and Corvus Systems, Inc.

   Bernard V. Vonderschmitt, 77, has served as a Director of the Company since August 1993. Mr. Vonderschmitt co-founded Xilinx, Inc. ("Xilinx") in February 1984. Mr. Vonderschmitt has been the Chairman of the Board of Xilinx since January 22, 1996 and served as Chief Executive Officer of Xilinx from February 1984 to January 21, 1996. From 1981 to 1984, he was Vice President of the Microprocessor Division of Zilog, Inc., a semiconductor manufacturer. Mr. Vonderschmitt held various management positions at RCA Corporation for 20 years, most recently as the Vice President of the Solid State Division.
Mr. Vonderschmitt serves on the boards of directors of Xilinx, International Microelectronics Products, Inc. and Sanmina Corporation, as well as several private companies.

Board Committees and Meetings

   During the fiscal year ended October 31, 2000, the Board of Directors held seven (7) meetings and acted by unanimous written consent on five (5) occasions. The Board of Directors has an Audit Committee and a Compensation Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total meetings of the board of directors (held during the period he served) and (ii) the total number of meetings held by all committees on which he served (held during the period he served) during the past fiscal year.

   The Audit Committee currently consists of three directors, Mr. Evenhuis, Mr. Henkens, and Mr. Tompkins, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held four (4) meetings during the last fiscal year and did not act by unanimous written consent.

   The Board of Directors adopted and approved a charter for the Audit Committee in May 2000, a copy of which is attached hereto as Appendix A. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

   The Compensation Committee currently consists of three directors, Mr. Henkens, Mr. Tompkins and Mr. Vonderschmitt, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the exclusive authority to administer the Company's 1994 Employee Stock Purchase Plan and the Company's 1993 Stock Option Plan and to make option grants thereunder. The Compensation Committee held eight (8) meetings during the last fiscal year and acted by unanimous written consent on nine (9) occasions.

Director Compensation

   As of the date of each Annual Stockholders Meeting, each non-employee Board member who is to continue to serve as such following such meeting will receive an annual retainer fee of $10,000 which will be paid in four equal quarterly installments. In addition, each non-employee Board member is paid $1,000 per Board and committee meeting attended, and also is reimbursed for his expenses in connection with attendance at Board and committee meetings. In addition, Dr. Howard was paid an aggregate of $10,000 for the fiscal year ended October 31, 2000 pursuant to a consulting arrangement with the Company.

   Each non-employee director will, at the time of his initial election or appointment to the Board, receive an option grant for 20,000 shares of the Common Stock under the automatic option grant program in effect for non-employee Board members under the Company's 1993 Stock Option Plan. In addition, at each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not he is standing for re-election at that particular meeting, will be granted an option to purchase additional shares of common stock, provided such individual has served as a non-employee Board member for at least six months. For annual grants made prior to the 2000 Annual Meeting, the number of shares subject to each such grant was 10,000 shares. Commencing with the March 22, 2000 Annual Meeting, the number of shares subject to each such annual grant increased to 20,000 shares. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Board member.

   Pursuant to the automatic option grant program, a stock option for 20,000 shares of Common Stock was granted on March 22, 2000, the date of the 2000 Annual Stockholders Meeting, to each of the following individuals who continued to serve as non-employee Board members following that Annual Meeting:
Mr. Evenhuis, Mr. Henkens, Mr. Tompkins and Mr. Vonderschmitt. Each option has an exercise price of $65.75 per share and will become exercisable in four successive equal annual installments over the optionee's period of continued Board service, measured from the grant date. However, each such option will immediately vest and become exercisable for all the option shares upon (i) an acquisition of the Company by merger or asset sale, (ii) a hostile takeover of the Company or (ii) the optionee's death or disability while continuing to serve as a Board member.

   Dr. William G. Howard was not eligible to receive an automatic option grant at the 2000 Annual Meeting, due to the fact that Dr. Howard served as an employee of the Company until October 9, 1999. However, the Compensation Committee of the Board granted Dr. Howard a stock option on March 22, 2000 to purchase 20,000 shares of Common Stock under the discretionary option grant program in effect under the 1993 Stock Option Plan. The option has an exercise price of $65.75 per share and other terms which are the same as those in effect for the option grants made at the 2000 Annual Meeting to the continuing non-employee Board members pursuant to the provisions of the automatic grant program.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

              PROPOSAL TWO -- RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 2000, to serve in the same capacity for the fiscal year ending October 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

   A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP during fiscal year 2000

 Audit Fees:

   Audit fees accrued and paid by the Company to Ernst & Young LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $588,455.

 Financial Information Systems Design and Implementation Fees:

   The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2000.

 All Other Fees:

   Fees accrued and paid by the Company to Ernst & Young LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $278,973.

   The Audit Committee did not consider whether the provision of financial information systems design and implementation services and other non-audit services is compatible with the principal accountants' independence. In connection with the new standards of independence of the Company's external auditors promulgated by the Securities and Exchange Commission, during the Company's 2001 fiscal year the Audit Committee will consider in advance of the provision of any non-audit services by the Company's independent accountants whether the provision of such services is compatible with maintaining the independence of the Company's external auditors.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending October 31, 2001.

                                 OTHER MATTERS

   The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

   The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of December 31, 2000, unless otherwise noted, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's common stock,
(ii) each director, (iii) the executive officers named in the Summary Compensation Table below and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Credence Systems Corporation, 215 Fourier Avenue, Fremont, California 94539. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Information for J.&W. Seligman & Co., Inc., Capital Guardian Trust Company and Wellington Management Company, LLP is based upon the most recent 13G or 13G/A filed by such entity with the Securities and Exchange Commission.

                                                                                           Percentage
                                                                                Shares     of Shares
                                                                             Beneficially Beneficially
Name and Address of Beneficial Owner                                            Owned      Owned(/1/)
------------------------------------                                         ------------ ------------
Entities affiliated with Capital Group International, Inc.(/2/)............   5,989,970       11.5%
 11100 Santa Monica Blvd
 Los Angeles, CA 90025

Entities affiliated with J. & W. Seligman & Co., Inc.(/3/).................   4,131,900        7.9%
 100 Park Avenue, 8th Floor
 New York, NY 10006

Wellington Management Company, LLP(/4/)....................................   3,689,100        7.1%
 75 State Street
 Boston, MA 02109

Graham J. Siddall(/5/).....................................................     376,288          *
William G. Howard, Jr.(/6/)................................................      65,950          *
Jon D. Tompkins(/7/).......................................................       7,500          *
Henk J. Evenhuis(/8/)......................................................       8,250          *
Jos C. Henkens(/9/)........................................................      33,251          *
Bernard V. Vonderschmitt...................................................      54,251          *
Dennis P. Wolf(/10/).......................................................       1,124          *
David A. Ranhoff(/11/).....................................................      94,418          *
All current directors and executive officers as a group (8 persons)(/12/)..     648,492        1.2%

--------
  *  Less than one percent of the outstanding Common Stock.

 (1) Percentage of ownership is based on 52,254,557 shares of Common Stock outstanding on December 31, 2000, as adjusted to include all options exercisable within 60 days of December 31, 2000 held by that particular stockholder and that are included in the first column.

 (2) Pursuant to a Schedule 13G/A dated February 13, 2001 filed with the Securities and Exchange Commission, Capital Group International, Inc. has reported that as of December 29, 2000 it had sole voting power over 5,040,970 shares, sole dispositive power over 5,989,970 shares and it has disclaimed investment power or voting power over such securities. Includes 5,442,070 shares of common stock beneficially owned by Capital Guardian Trust Company.

 (3) Pursuant to a Schedule 13G/A dated February 1, 2001 filed with the Securities and Exchange Commission, J. & W. Seligman & Co., Inc. on its own behalf and on behalf of William C. Morris has reported that as of December 31, 2000, it had shared voting power over 4,003,600 shares and shared dispositive power over 4,131,900 shares. Includes 2,800,000 shares of common stock held by Seligman Communications & Information Fund, Inc.

 (4) Pursuant to a Schedule 13G dated February 13, 2001 filed with the Securities and Exchange Commission, Wellington Management Company, LLP has reported that as of December 31, 2000 it had shared voting power over 3,563,800 shares and shared dispositive power over 3,689,100 shares.

 (5) Includes 371,827 shares under stock options currently exercisable or exercisable within sixty (60) days.

 (6) Represents 65,950 shares under stock options currently exercisable or exercisable within sixty (60) days.

 (7) Represents 7,500 shares under stock options currently exercisable or exercisable within sixty (60) days.

 (8) Represents 8,250 shares under stock options currently exercisable or exercisable within sixty (60) days.

 (9) Includes 8,250 shares under stock options currently exercisable or exercisable within sixty (60) days.

(10) Mr. Wolf is no longer an employee of the Company.

(11) Includes 87,750 shares under stock options currently exercisable or exercisable within sixty (60) days.

(12) Includes 8,584 shares beneficially owned by Mr. John Detwiler, who became the Company's Chief Financial Officer on February 13, 2001 and excludes 1,124 shares beneficially owned by Mr. Dennis Wolf, who resigned from the Company effective December 15, 2000. Includes 558,111 shares under stock options currently exercisable or exercisable within sixty (60) days.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer, the Company's Chief Financial Officer who resigned effective December 15, 2000, and the Company's other most highly compensated executive officer whose salary and bonus for the 2000 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2000 fiscal year have resigned or terminated employment during that fiscal year.

Summary Compensation Table

                                                                         Long-Term
                                                                        Compensation
                                               Annual Compensation         Awards
                                           ---------------------------- ------------
                                                           Other Annual  Securities       All Other
                                           Salary   Bonus  Compensation  Underlying      Compensation
Name and Principal Position           Year   ($)     ($)       ($)      Options (#)          ($)
---------------------------           ---- ------- ------- ------------ ------------     ------------
Graham J. Siddall.................... 2000 400,000 900,000     --              --           10,382(/2/)
 President and Chief                  1999  41,538 187,500     --        1,000,000             987
 Executive Officer(/1/)               1998     --      --      --              --              --

Dennis P. Wolf....................... 2000 220,191 337,500     --              --           11,708(/2/)
 Executive Vice President, Chief      1999 200,000 140,540     --          420,200(/4/)     13,738
 Financial Officer and Secretary(/3/) 1998 111,539  63,125     --          160,000           5,297

David A. Ranhoff..................... 2000 263,462 412,500     --           60,000          11,708(/2/)
 Executive Vice President and         1999 200,000 187,387     --          380,200(/4/)     12,212
 Chief Operating Officer(/3/)         1998 200,000  60,000     --          100,000          10,396

--------
(1) Dr. Siddall joined the Company as a Director, Chief Executive Officer and President on July 29, 1999.

(2) Includes the payment of auto expenses or allowances on behalf of Dr. Siddall and Messrs. Wolf and Ranhoff in the amount of $6,000 each. Includes the payment of financial planning expenses or allowances on behalf of Dr. Siddall and Messrs. Wolf and Ranhoff in the amount of $1,500 each. Includes the payment of health club expenses or allowances on behalf of Dr. Siddall and Messrs. Wolf and Ranhoff in the amount of $1,998 each. Includes the payment of life insurance premiums on behalf of Dr. Siddall and Messrs. Wolf and Ranhoff in the amount of $884, $2,210 and $2,210, respectively.

(3) Mr. Ranhoff and Mr. Wolf were named to the Office of President on December 8, 1998. On July 29, 1999, the Office of the President was dissolved upon the appointment of Dr. Siddall to the position of President and Chief Executive Officer. Mr. Wolf resigned from his positions with the Company effective December 15, 2000. For information concerning the severance benefits paid to Mr. Wolf, please see the section below entitled "Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements."

(4) Number of option shares includes the shares subject to options granted during the indicated period in connection with a cancellation/regrant program on December 14, 1998, whereby the named executive officer received a replacement option grant for the same number of shares but with a lower exercise price per share with respect to the cancelled option. The shares subject to such cancelled options were as follows: 160,000 shares for Mr. Wolf, 100,000 shares for Mr. Ranhoff, 260,000 shares for all executive officers as a group and 1,142,000 shares for all eligible employees.

Option Grants in Last Fiscal Year

   The following table sets forth information concerning the stock options granted during the 2000 fiscal year to the executive officers named in the Summary Compensation Table for the fiscal year. No stock appreciation rights were granted to those individuals during such fiscal year.

                                      Individual Grants
                         --------------------------------------------
                         Number of  % of Total                        Potential Realizable Value
                         Securities  Options                            at Assumed Annual Rates
                         Underlying Granted to Exercise or            of Stock Price Appreciation
                          Options   Employees  Base Price                   for Option Term
                          Granted   in Fiscal   ($/Share)  Expiration ---------------------------
Name                      (#) (1)    Year (2)      (3)        Date       5% (4)       10% (4)
----                     ---------- ---------- ----------- ---------- ---------------------------
David A. Ranhoff........   60,000        2%      $22.22     11/1/09   $    838,442 $    2,124,777

--------
(1) Options granted will generally become exercisable for one eighth (1/8) of the option shares upon completion of six months of service measured from the grant date and will become exercisable for the balance of the option shares in a series of fourteen (14) successive equal quarterly installments upon completion of each additional full quarter of service thereafter. Each option will be subject to full and immediate acceleration should the Company be acquired by a merger or asset sale, unless the option is assumed by the acquiring entity. For additional information on option acceleration whether or not the option is assumed or in the event of termination of optionee's service with the Company, please see "Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements" below. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.

(2) Represents the individual's percentage (%) of the total options granted to all employees in the 2000 Fiscal year as determined by adding all the options granted in the 2000 Fiscal Year to the particular individual.

(3) The exercise price may be paid in cash, in shares of the Company's common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving the same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the five percent (5%) or ten percent (10%) assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises and Fiscal Year-End Values

   The table below sets forth certain information with respect to the Company's current Chief Executive Officer, the former Chief Financial Officer who resigned on December 15, 2000, and the other executive officer named in the Summary Compensation Table concerning the exercise of options during the 2000 fiscal year and unexercised options held by those individuals as of the end of such fiscal year. No stock appreciation rights were exercised by such individuals during the 2000 fiscal year, nor were any stock appreciation rights outstanding at the end of such fiscal year.

                                                 Number of Securities      Value of Unexercised
                           Shares    Aggregate  Underlying Unexercised    in-the-Money Options at
                         Acquired on   Value     Options at FY-End (#)        FY-End ($)(/1/)
                          Exercise   Realized  ------------------------- -------------------------
Name                         (#)     ($)(/2/)  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- --------- ----------- ------------- ----------- -------------
Graham J. Siddall.......    24,000     984,520   288,493      687,507            0             0
Dennis P. Wolf(/3/).....   103,698   3,408,901    22,500      250,000      101,600     1,782,800
David A. Ranhoff........   147,552   5,338,864    30,217      283,817      201,198     2,012,379

--------
(1) Based on the market value of the option shares at fiscal year-end ($18.75 per share) less the exercise price.

(2) Based on the market value of the shares on the date of exercise less the exercise price paid for those shares.

(3) Mr. Wolf resigned on December 15, 2000.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

   The Company entered into an employment agreement on July 29, 1999 with Dr. Siddall in connection with his appointment to the Board and the positions of President and Chief Executive Officer. In addition, the Company entered into an amendment to the employment agreement on March 7, 2000 with Dr. Siddall.
Dr. Siddall will be paid a base salary of $33,333.33 per month and reimbursed for all expenses. Dr. Siddall's base salary will be reviewed annually. Pursuant to the employment agreement, Dr. Siddall's target bonus for fiscal 2000 was up to $250,000. In November 1999, the Board increased Dr. Siddall's target bonus for fiscal 2000 to $400,000 in connection with a review of the Company's Senior Executive Incentive Program. 75% of this bonus was guaranteed for nine months and paid quarterly. The balance of his bonus was paid quarterly based upon the achievement of performance milestones agreed to by the Board. Under the Company's fiscal 2000 Senior Executive Incentive program established by the Board, senior executives of the Company had the opportunity to earn bonuses in excess of their target if certain Company performance goals for the year, including revenue and operating profit milestones, were achieved or exceeded. Dr. Siddall also had the opportunity to earn an additional bonus of up to $100,000 based on additional performance objectives, and that full bonus was paid to him. Dr. Siddall was also granted an option to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $18.75, the closing price per share on July 29, 1999. The option will vest over a four (4) year period, with 1/48th vesting at the end of each month of employment with the Company. In addition, Dr. Siddall received a sign-on bonus of $125,000 from the Company on September 9, 1999. The employment agreement also provides severance benefits in the event his employment with the Company is terminated without cause (as defined), or he otherwise resigns for good reason (as defined). If Dr. Siddall is involuntarily terminated, resigns for good reason or dies, the Company will pay Dr. Siddall or his estate his then effective base salary and target bonus for a period of twelve (12) months after the date of such termination, and he will immediately receive an additional twelve (12) months of vesting credit under each of his unvested stock options. In addition, in the event of a termination without cause or for he resigns for good reason, Dr. Siddall would be entitled to have the Company pay his COBRA premiums during the period of his severance payment. In the event Dr. Siddall's employment is terminated without cause, Dr. Siddall resigns for good reason or Dr. Siddall dies at any time after a change of control (as defined), the Company or its successor shall pay Dr. Siddall or his estate an amount equal to 200% of his then effective annual base salary and 200% of his target bonus, and all of Dr. Siddall's then unvested stock options will immediately vest. If Dr. Siddall becomes entitled to any such termination benefits within one year following a change of control and an excise tax under the Internal Revenue Code is imposed on any of those benefits, then the Company will gross-up the amount of such benefits so that on an after-tax basis he will receive the same amount of benefits as he would have received absent the imposition of such excise tax.

   The Company entered into an employment agreement with David A. Ranhoff on March 31, 1999, which was subsequently amended. The employment agreement provides Mr. Ranhoff with certain severance benefits in the event his employment with the Company is involuntarily terminated without cause, or he otherwise resigns in connection with a material reduction in his duties with the Company or in his level of compensation. Mr. Ranhoff will be entitled under any of the foregoing circumstances prior to a change in control to (i) twelve
(12) months of salary continuation payments; and (ii) continued payment of both health care coverage and life insurance coverage until the earlier of the termination of the twelve (12) month salary continuation period or the first date on which he is covered under another employee health or life insurance plan. In the event, however, that Mr. Ranhoff's employment with the Company or its successor is involuntarily terminated within twelve (12) months after either a change in management or a change in control, or he otherwise resigns in connection with a material reduction in his duties with the Company or in his level of compensation following either a change in management or a change in control, or he is not offered a comparable position after a change in control, he shall be entitled to (i) twelve (12) months of salary continuation payments, health care coverage and life insurance and (ii) either accelerated vesting of all of his outstanding stock options in the case of a change in control, or twelve months of additional vesting in the case of a change in management. All of Mr. Ranhoff's options will vest in full in the event those options are not assumed or otherwise replaced with a comparable cash incentive program in connection with a change in control of the Company.

   The Company entered into an employment agreement with Dennis P. Wolf on March 31, 1999, which provides Mr. Wolf with certain severance benefits in the event of (i) the involuntary termination of his employment without cause within twelve (12) months after a change in control of the Company or (ii) his resignation within twelve (12) months after such change in control in connection with a material reduction in his duties or a material reduction in his level of compensation or in the event that he is not offered a comparable position after such change in control. Those severance benefits will consist of
(a) twelve (12) months of salary continuation payments and (b) full and immediate vesting of all his outstanding stock options. In addition, all of Mr. Wolf's options will vest in full in the event those options are not assumed or otherwise replaced with a comparable cash incentive program in connection with a change in control of the Company. If Mr. Wolf is involuntarily terminated without cause, or if he resigns in connection with either a reduction in his duties or a material reduction in his level of compensation within twelve (12) months after the Company's appointment of a new Chief Executive Officer, he will be entitled to (i) twelve (12) months of salary continuation payments and
(ii) twelve (12) months of accelerated vesting in his outstanding stock options. Mr. Wolf resigned from the Company on December 15, 2000. In connection with his resignation as Chief Financial Officer, Executive Vice President and Secretary, Mr. Wolf and the Company entered into a separation agreement pursuant to which Mr. Wolf is to receive bi-weekly installment payments in the gross amount of three thousand six hundred ninety-two dollars and thirty-one cents ($3,692.31) until the earliest of: (a) the date that Mr. Wolf commences other employment or consulting with another employer, company, entity or person, (b) December 15, 2001, or (c) the date that Mr. Wolf breaches any term of the separation agreement or any term of the his proprietary information and inventions agreement. In addition, provided that Mr. Wolf and/or his eligible dependents timely elects to continue existing coverage under the Company's group health plans for the period after December 31, 2000, pursuant to the federal law known as COBRA, the Company shall pay the monthly premiums due on behalf of Mr. Wolf and/or his eligible dependents for the period beginning January 1, 2001 through the earliest of: (a) the date that Mr. Wolf is eligible to participate in another employer's health benefit program, (b) December 31, 2001, or (c) the date that Mr. Wolf breaches any term of the separation agreement or any term of the his proprietary information and inventions agreement.

   For purposes of the agreements described above with Mr. Ranhoff and Dr.
Siddall: (i) a change in control will be deemed to occur upon an acquisition of the Company by merger, asset sale, the completion of a successful tender or exchange offer for more than 50% of the Company's outstanding common stock or a change in the majority of the Board through one or more contested elections, and (ii) a for cause termination of employment will generally be if such termination occurs by reason of the individual's commission of fraud, embezzlement or dishonesty; the unauthorized use or disclosure of the Company's confidential or proprietary information; other willful misconduct that has a materially adverse effect upon the Company's business; or the material dereliction of his principal duties following a reasonable opportunity to cure the identified performance deficiencies.

   The Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 1993 Plan to provide for the accelerated vesting of the shares of common stock subject to outstanding options held by the Company's executive officers, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

Compensation Committee Interlocks and Insider Participation

   During the 2000 fiscal year, the following members of the Board of Directors comprised the Compensation Committee: Mr. Henkens, Mr. Tompkins and Mr. Vonderschmitt.

   Mr. Vonderschmitt, a non-employee Board member, is the founder and Chairman of Xilinx. Dr. Howard, the Chairman of the Board and a former interim Chief Executive Officer of the Company, is also a member of the Xilinx Board of Directors. For the fiscal years ended October 31, 2000, 1999 and 1998, the Company sold approximately $3,116,000, $4,551,000, and $2,868,000, respectively, of products and services to Xilinx. The accounts receivable with respect to such sales were approximately $356,000, $1,489,000 and $554,000 at October 31, 2000, 1999 and 1998.

   No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as members of the Company's Board of Directors or the Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company's Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of directors and officers of the Company. Each of the current directors and executive officers of the Company has entered into separate indemnification agreements with the Company.

   David Ranhoff, an Executive Vice President and the Chief Operating Officer of the Company, joined the board of directors of Micro-ASI, Inc in December 2000. For the year ended October 31, 2000, the Company sold approximately $1,751,000 of products and services to Micro-ASI (none in fiscal 1999 and in 1998). This amount was a receivable from Micro-ASI at October 31, 2000.

                             AUDIT COMMITTEE REPORT

   The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

   The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended October 31, 2000, included in the Company's Annual Report on Form 10-K for that year.

   The audit committee has reviewed and discussed the audited financial statements with management of the Company.

   The audit committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

   The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

   Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2000 for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee
                                          of the Board of Directors

                                          Henk J. Evenhuis
                                          Jos C. Henkens
                                          Jon D. Tompkins

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1993 Stock Option Plan under which grants may be made to executive officers and other key employees. For fiscal year 2000, the Compensation Committee consisted of three members:
Mr. Henkens, Mr. Tompkins and Mr. Vonderschmitt.

   General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to make a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets, and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

   Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

   Base Salary. For comparative compensation purposes for the 2000 fiscal year, the Compensation Committee during 1999 identified a peer group of companies which provide manufacturing and testing equipment to the semiconductor industry. The base salary for each officer was determined on the basis of the following factors: the salary levels in effect for comparable positions at the peer group companies (determined on the basis of their published 1998 market data), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. The compensation level for the Company's executive officers for the 2000 fiscal year ranged from the sixty-sixth (66th) percentile to the ninety-sixth (96th) percentile of the base in effect for executive officers with comparable positions at the peer group companies, based on the published 1998 market data for those companies.

   For purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected the Nasdaq Electronic Components Index as the industry index. Twelve of the companies included in that index were also among the companies which the Committee surveyed as part of the peer group for comparative purposes. However, in selecting companies to survey for such compensation purposes, the Compensation Committee considers many factors not directly associated with stock price performance, such as geographic location, growth rate, annual revenue and profitability, and market capitalization. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Nasdaq Electronic Components Index.

   Annual Incentive Compensation. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance targets established for each fiscal year. For fiscal year 2000, bonuses were earned on the basis of the following factors:
(i) Company revenue and operating profit targets established for each fiscal quarter and (ii) Company revenue and operating profit targets for the fiscal year. The actual bonus paid for the year to each of the current executive officers named in the Summary Compensation Table is indicated in the bonus column.

   Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interest of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates over the option term.

   The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holding of the Company's executive officers.

   During the 2000 fiscal year, stock options were granted to David A. Ranhoff, the Company's Chief Operating Officer. Please refer to the "Summary Compensation Table" and the table entitled "Option Grants in Last Fiscal Year."

Chief Executive Officer Performance and Compensation

   Dr. Graham J. Siddall. During the 2000 fiscal year, Dr. Siddall served as Chief Executive Officer. In connection with his appointment as Chief Executive Officer in July 1999, the Committee set his annual base salary at $400,000 effective July 29, 1999, and provided him with a variety of potential bonuses. In setting Dr. Siddall's base salary as Chief Executive Officer, the Compensation Committee sought to achieve two objectives: (i) establish a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) make a significant percentage of the total compensation package contingent upon Company performance and stock price appreciation. The base salary established for Dr. Siddall on the basis of the foregoing criteria was intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Siddall's compensation was not affected to a significant degree by Company performance factors and was, for the 1999 fiscal year and the 2000 fiscal year, at the one hundred eighth (108th percentile) of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes for all other officers of the Company and based upon published 1998 market data. For the 2000 fiscal year, Dr. Siddall's bonus target was $400,000. Under the Company's fiscal 2000 Senior Executive Incentive program, Dr. Siddall had the opportunity to earn bonuses in excess of that target if certain Company performance goals were achieved or exceeded, including goals relating to Company revenues and operating profits. Dr. Siddall also earned a special bonus of $100,000 based on Dr. Siddall's attainment of certain performance objectives. For fiscal year 2000, Dr. Siddall received a bonus in the amount of $900,000, in part, because the Company's revenues and operating profits exceeded the performance-based goals established under the incentive program.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers, to the extent that compensation is not deemed to be performance-based pursuant to the criteria established under a shareholder-approved plan. Other than Dr. Siddall, the compensation paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, and with respect to Dr. Siddall, the compensation paid exceeded the limit by approximately $300,000, based on the Company's achievement of certain performance-based milestones set by the Compensation Committee under incentive bonus plans which were not approved by the shareholders. The

Compensation Committee has decided not to submit any of these bonus plans to shareholder approval at the 2001 Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers, because it does not expect the total cash compensation to be paid to any of the Company's executive officers for fiscal 2001 to exceed the $1 million limit. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer be expected to exceed the $1 million level on a recurring basis as a result of their participation in one or more of the Company's non-shareholder approved incentive bonus plans. The Company's 1993 Stock Option Plan has been approved by the shareholders and is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

                                          Jos C. Henkens
                                          Jon D. Tompkins
                                          Bernard V. Vonderschmitt

                        COMPARISON OF STOCKHOLDER RETURN

   The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Nasdaq Stock Market Index and Nasdaq Electronic Components Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

                      AMONG CREDENCE SYSTEMS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX



                        PERFORMANCE GRAPH APPEARS HERE
                            Cumulative Total Return

                             CREDENCE       NASDAQ         NASDAQ
Measurement Period           SYSTEMS        STOCK MARKET   ELECTRONIC
(Fiscal Year Covered)        CORPORATION    (U.S.)         COMPONENTS
-------------------          ----------     ------------   ----------
Measurement Pt-10/95         $100.00        $100.00        $100.00
FYE 10/96                    $ 36.45        $118.04        $122.06
FYE 10/97                    $ 78.93        $155.32        $167.17
FYE 10/98                    $ 39.80        $173.77        $172.52
FYE 10/99                    $122.07        $293.74        $353.33
FYE 10/00                    $100.33        $332.66        $534.49

     * $100 INVESTED ON 10/31/95 IN STOCK OR INDEX-
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING OCTOBER 31.
--------
(1) The graph covers the period from October 31, 1995, through the fiscal year ended October 31, 2000.

(2) The graph assumes that $100 was invested on October 28, 1995 in the Company's common stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's common stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(4) The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and any persons holding more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons for the 2000 fiscal year that no Form 5 reports were required for such persons for the 2000 fiscal year, the Company believes that there was compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and greater than ten percent stockholders for the 2000 fiscal year.

                                 ANNUAL REPORT

   A copy of the Annual Report of the Company for the fiscal year ended October 31, 2000 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

   The Company filed an Annual Report on Form 10-K for the fiscal year ended October 31, 2000 with the SEC. A copy of the Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders may obtain a copy of the Annual Report on Form 10-K, without charge, by writing to Mr. John Detwiler, the Company's Chief Financial Officer at the Company's headquarters at 215 Fourier Avenue, Fremont, California 94539.

Dated: February 23, 2001

                                          THE BOARD OF DIRECTORS
                                          OF CREDENCE SYSTEMS CORPORATION

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Company's audit and financial reporting process.

   The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more independent directors.

   All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

   The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

  1. Review this Charter at least annually and recommend any changes to the Board.

  2. Review the organization's annual financial statements and any other relevant reports or other financial information.

  3. Review the regular internal financial reports prepared by management and any internal auditing department.

  4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

  5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  6. Following completion of the annual audit, review separately, with the independent accountants, the internal auditing department, if any, and management, any significant difficulties encountered during the course of the audit.

  7. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                          CREDENCE SYSTEMS CORPORATION

                                     PROXY

          Annual Meeting of Stockholders to be held on March 21, 2001

This Proxy is Solicited on Behalf of the Board of Directors of Credence Systems
                                  Corporation


     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on March 21, 2001 and the Proxy Statement and appoints Graham J. Siddall and John R. Detwiler and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Credence Systems Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 215 Fourier Avenue, Fremont, California 94539, on Wednesday, March 21, 2001 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE                                                SEE REVERSE SIDE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                                  DETACH HERE


[X] Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR the election of the directors listed below and FOR the other proposals if no specification is made.

1. To elect the following two directors to serve for a three-year term ending upon the year 2004 Annual Meeting of stockholders or until their successors are elected and qualified:

   Nominees: (01) Jos C. Henkens, (02) William G. Howard, Jr.

   FOR BOTH NOMINEES [_]      WITHHELD FROM BOTH NOMINEES [_]

   [_] _________________________________________________
       For both nominees except as noted above


2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 31, 2001.

   FOR     AGAINST     ABSTAIN
   [_]       [_]         [_]


3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [_]


IF THE SHARES ARE REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER OR IF A PARTNERSHIP PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


Signature: ______________________________________   Date: ______________________

Signature: ______________________________________   Date: ______________________